EXHIBIT 10.14

AMENDMENT NO. 1

TO THE

BT BRANDS, INC. 2019 INCENTIVE PLAN

BT Brands, Inc., a Wyoming corporation (the “Company”), maintains the BT Brands, Inc. 2019 Incentive Plan (the “Plan”). Section 4.01 of the Plan initially authorized 500,000 shares of Common Stock for issuance under the Plan, subject to adjustment. Following the one-for-two reverse stock split of the Common Stock, that number was adjusted under Section 12.07(a) of the Plan to 250,000 shares. Section 12.15 of the Plan authorizes the Board to amend the Plan, subject to stockholder approval where required.

The Board adopted this Amendment No. 1 (this “Amendment”) on August 19, 2022, subject to the approval of the Company’s stockholders, and the Company’s stockholders approved this Amendment at the Company’s annual meeting of stockholders held on December 29, 2022.

The Plan is amended as follows:

1. Shares Authorized. The first sentence of Section 4.01 of the Plan is deleted and replaced with the following: “The total number of shares authorized to be issued under the Plan shall be 1,000,000 shares of Common Stock, which number reflects the adjustment made under Section 12.07(a) for the one-for-two reverse stock split of the Common Stock and includes all shares previously authorized under this Section 4.01.”

2. Effective Date. This Amendment became effective on December 29, 2022, upon its approval by the Company’s stockholders.

3. No Other Changes. Except as amended by this Amendment, the Plan remains in full force and effect. Capitalized terms used but not defined in this Amendment have the meanings given to them in the Plan.

CERTIFICATION

The undersigned, the Chief Executive Officer of the Company, certifies that this Amendment was adopted by the Board on August 19, 2022 and approved by the Company’s stockholders on December 29, 2022.

BT BRANDS, INC.

By:	/s/ Gary Copperud
Name:	Gary Copperud
Title:	Chief Executive Officer
Date:	November 6, 2026